                                                                    EXHIBIT 6.1

                 SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT

          THIS IS A SECURITIES PURCHASE AND CONTRIBUTION AGREEMENT (the "Agreement"), dated as of November 15, 2000, as amended as of January 9, 2001,
 ---------
by and among Manhattan Acquisition Corp., a Delaware corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited
 -------
partnership ("BRS"), and the entities and individuals other than BRS set forth
              ---
on Schedule I hereto (the "Baker Investors" and, together with BRS, the
   ----------              ---------------
"Investors").  As used herein, the term "Management Investor" means any of the
 ---------                               -------------------
Baker Investors so designated as a Management Investor on Schedule I hereto.
                                                          ----------

                                  Background
                                  ----------

          A. The Investors as a group desire to invest an aggregate of $40 million in the Company and/or the Surviving Corporation referred to below.

          B. The Investors entered into the Securities Purchase and Contribution Agreement, dated as of November 15, 2000 (the "Original
                                                            --------
Agreement"), in connection with the execution and delivery of the Agreement and
---------
Plan of Merger, dated as of November 15, 2000 (the "Original Merger Agreement"),
                                                    -------------------------
between the Company and Il Fornaio (America) Corporation, a Delaware corporation ("Baker"). The parties to the Original Agreement desire to amend the Original
  -----
Agreement to add an additional Investor and to add certain additional terms and provisions. In connection with the parties' entry into this Agreement, the parties to the Original Merger Agreement are entering into an amendment thereof (as so amended and as it may hereafter be amended, the "Merger Agreement") to
                                                        ----------------
add certain additional terms and provisions thereto. Pursuant to the Merger Agreement, the Company will be merged with and into Baker (the "Merger"), and
                                                                ------
Baker will be the surviving corporation in such Merger (the "Surviving
                                                             ---------
Corporation").
-----------

          C. Subject to the terms hereof, the investment will be effected (i) in the case of any Baker Investor, through such Investor's exchange of shares of Baker Common Stock (as defined herein) for shares of Baker Preferred Stock (as defined herein), which securities will remain outstanding as, or be converted in the Merger into, Surviving Corporation Securities (as defined herein) or the cancellation of Baker Options (as defined herein) in exchange for options to purchase Surviving Corporation Securities, or (ii) in the case of certain Baker Investors, through the purchase immediately prior to the Merger of shares of Baker Preferred Stock (as defined herein), which securities will remain outstanding as, or be converted in the Merger into, Surviving Corporation Securities or (iii) in the case of any Investor, through the purchase of shares of the Company, which securities will be converted in the Merger into Surviving Corporation Securities, as provided in the Merger Agreement.

                                     Terms
                                     -----

          In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                             PURCHASE OF SECURITIES
                             ----------------------

          1.1.  Rollover of Shares and Options by Baker Investors.

                (a) Immediately prior to the Effective Time, each of the Baker Investors who owns shares of common stock, par value $.001 per share ("Baker
                                                                       -----
Common Stock"), of Baker will exchange the number of shares of Baker Common
------------
Stock set forth opposite his name on Schedule II hereto for the number of shares of Series A Preferred Stock, par value $.001 per share ("Baker Series A
                                                         --------------
Preferred Stock"), of Baker, Series B Preferred Stock, par value $.001 per share
---------------
("Baker Series B Preferred Stock"), of Baker and Series C Preferred Stock, par
  ------------------------------
value $.001 per share ("Baker Series C Preferred Stock", and together with the
                        ------------------------------
Baker Series A Preferred Stock and the Baker Series B Preferred Stock, the "Baker Preferred Stock"), of Baker (such Baker Preferred Stocks having the
 ---------------------
respective terms, rights and preferences set forth in Schedule VI hereto), in each case as set forth opposite his name on Schedule II hereto.


                (b) Upon the Effective Time, each of the Baker Investors who owns options to purchase shares of Baker Common Stock ("Baker Options") will
                                                        -------------
accept the cancellation of the number of Baker Options set forth opposite his name on Schedule III hereto having the fair market value set forth opposite his name on Schedule III hereto in exchange for (i) an option ("Surviving
                                                            ---------
Corporation Series A Option") to purchase the number of shares of Series A
---------------------------
Cumulative Compounding Preferred Stock, par value $.001 per share ("Surviving
                                                                    ---------
Corporation Series A Preferred Stock") of the Surviving Corporation (such series
------------------------------------
having the same terms, rights and preferences of the Baker Series A Preferred Stock) set forth opposite his name on Schedule III hereto and (ii) an option ("Surviving Corporation Series B Option") to purchase the number of shares of
  -------------------------------------
Series B Cumulative Compounding Preferred Stock, par value $.001 per share ("Surviving Corporation Series B Preferred Stock") of the Surviving Corporation
  ----------------------------------------------
(such series having the same terms, rights and preferences of the Baker Series B Preferred Stock) set forth opposite his name on Schedule III; provided, however,
                                                              --------  -------
that the number of shares subject to any option canceled, and the number of shares subject to any substitute options received, may be varied pursuant to the terms of footnote 1 to Schedule III hereto. It is agreed that the "fair market value" of an option will equal the difference between $14.00 and the exercise price times the number of shares for which such option is exercisable. The Surviving Corporation Series A Options and the Surviving Corporation Series B Options issued to Baker Investors, as provided in this Section 1.1(b), shall have the same aggregate economic spread and term as the Baker Options that have been cancelled and, reflecting the acceleration of vesting occurring upon the Merger under the terms of the Baker Options that have been cancelled, shall be fully vested.

                (c) Upon the Effective Time, each of the Baker Investors set forth on Schedule IV hereto will purchase, with cash received in consideration for the cancellation pursuant to Section 1.11 of the Merger Agreement of any Baker Options held by each of the Baker Investors set forth on Schedule IV hereto that are not cancelled in exchange for substitute options, pursuant to
Section 1.1(b) of this Agreement, to acquire the number of shares of common stock, par value $.001 ("Surviving Corporation Common Stock", and
                                ----------------------------------
together with the Surviving Corporation Series A Preferred Stock, the Surviving Corporation Series B Preferred Stock, the Surviving Corporation Series A Options and the Surviving Corporation Series B Options, the "Surviving Corporation
                                                     ---------------------
Securities") of the Surviving Corporation set forth opposite his name on
----------
Schedule IV hereto for the purchase price set forth opposite his name on
Schedule IV hereto.

          1.2.  Purchase By Investors Other than Baker Investors.  Subject to
                ------------------------------------------------
Section 2.2, prior to the Effective Time, BRS will purchase equity securities of the Company ("Company Securities") for the aggregate purchase price set forth on
              ------------------
Schedule V hereto, which Company Securities will be converted upon the Effective Time into Surviving Corporation Series A Preferred Stock, Surviving Corporation Series B Preferred Stock and Surviving Corporation Common Stock as set forth on
Schedule V hereto.

          1.3.  Closing.  The closing of the purchase and sale of the Baker
                -------
Preferred Stock and the Company Securities contemplated hereby (the "Closing")
                                                                     -------
will take place immediately preceding the closing of the Merger as determined by
Section 1.12 of the Merger Agreement or on such other date as may be determined by the Company upon not less than 5 days prior written notice to the Investors (the date such Closing occurs, the "Closing Date"). At the Closing, each of the
                                    ------------
Investors will execute a Securities Holders Agreement  (the "Securities Holders
                                                             ------------------
Agreement") and a Registration Rights Agreement (the "Registration Rights
---------                                             -------------------
Agreement") having the terms set forth on Schedule VII hereto.
---------                                 ------------

          1.4.  Baker Securities.  In order to facilitate any cancellation or
                ----------------
exchange of any shares of Baker Common Stock and any Baker Options by the Baker Investors contemplated hereby, if requested by the Company, each Baker Investor shall deliver within five business days after such request one or more certificates representing all of the shares of Baker Common Stock and any granting instruments with respect to all of the Baker Options in either case to be cancelled or exchanged in accordance with this Agreement, together with stock powers or other instruments duly endorsed or otherwise sufficient for transfer of such certificates or instruments, as the case may be. The Company shall hold such instruments in escrow pending the Closing Date. On the Closing Date, the Company is authorized to present such instruments to the transfer agent for Baker and instruct the transfer agent to register the shares of Baker Common Stock in the name of the Company or its designee (or, in the case of the certificates representing Baker Options, to mark and record such options as cancelled, as contemplated by the Merger Agreement).

          1.5.  Representations, Warranties and Covenants of the Management
                -----------------------------------------------------------
Investors, the Baker Investors and the Company.
----------------------------------------------

                (a) Each of the Management Investors, the Baker Investors and the Company shall use reasonable efforts to cooperate to enhance the tax efficiency of the purchase of Securities contemplated hereby and to achieve treatment of the transactions contemplated by the Merger Agreement as a recapitalization for financial reporting purposes.

                (b) Each of the Management Investors and the Baker Investors represent and warrant to the Company that no registration rights that may pertain to any of the securities of Baker that are tendered by such Management Investor or such Baker Investor, as the case may be, as consideration under this Agreement shall survive the Closing and no such registration rights shall pertain to any of the Baker Preferred Stock or Surviving Corporation Securities.

                (c) Each of the Management Investors and the Baker Investors acknowledges that (i) an affiliate of BRS will be receiving from the Surviving Corporation following the Merger a per annum management fee equal to the greater of (x) $150,000 or (y) 1% of the Company's or the Surviving Corporation's EBITDA (as such term is defined in the Company's or the Surviving Corporation's senior credit agreement) and (ii) the Company or the Surviving Corporation may create a stock option plan or other employee incentive program, with the number and type of securities subject to any such plan to be determined by BRS.

                (d) Each of the Baker Investors represents and warrants that he has sufficient control over the shares of Baker Common Stock set forth opposite his name on Schedule I hereto to consummate the transactions to be consummated by him in this Agreement.

          1.6.  Conditions to Investor's Obligations.  The obligation of each
                ------------------------------------
Investor to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing of the following conditions:

                (a) The Company shall have delivered to each of the Investors which is purchasing Company Securities hereunder certificates for the Company Securities so purchased.

                (b) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                (c)   All of the conditions to effecting the Merger under
Article VI of the Merger Agreement (including the debt financing condition set forth in Section 6.2(e), but excluding the conditions set forth in Section 6.3) shall have been fulfilled or waived in accordance with the Merger Agreement; provided, however, that Section 6.2(e) of the Merger Agreement shall be deemed
--------  -------
to have been satisfied if the debt financing referred to therein is not available solely because of the refusal or inability of the Investors to provide in the aggregate $40,000,000 of equity financing to the Company (including by delivery of Baker Common Stock or Baker Options as permitted by Section 1.1(b)).

          1.7.  Conditions to the Company's Obligations.  The obligations of the
                ---------------------------------------
Company to issue and sell the Company Securities or Surviving Corporation Securities, as the case may be, to each Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

                (a) Each of the Investors purchasing Company Securities or Surviving Corporation Securities, as the case may be, hereunder shall have delivered the consideration provided for herein for the securities to be acquired by him or it pursuant to this Article I.

                (b) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                (c)   All of the conditions to effecting the Merger under
Article VI of the Merger Agreement (including the debt financing condition set forth in Section 6.2(e), but excluding the conditions set forth in Section 6.3) shall have been fulfilled or waived in accordance with the Merger Agreement; provided, however, that Section 6.2(e) of the Merger Agreement shall be deemed
--------  -------
to have been satisfied if the debt financing referred to therein is not available solely because of the refusal or inability of the Investors to provide in the aggregate $40,000,000 of equity financing to the Company (including by delivery of Baker Common Stock or Baker Options as permitted by Section 1.1(b)).

                (d) Each of the Investors shall have executed the Securities Holders Agreement and the Registration Rights Agreement.

                                  ARTICLE II

                                 MISCELLANEOUS
                                 -------------

          2.1.  Definitions.  Capitalized terms used but not otherwise defined
                ------------
in this Agreement have the meanings assigned to such terms in the Merger Agreement.

          2.2.  Amendment and Modification.
                --------------------------

                (a) It is understood and agreed that the Company shall have the right, following execution of this Agreement, to amend this Agreement by adding additional parties to this Agreement (and Schedule I hereto) who desire
                                                 ----------
to receive shares of the Surviving Corporation pursuant to the Merger, and, effective upon any such amendment, such additional parties will be considered "Investors" for all purposes of this Agreement; provided, however, that no such
 ---------                                      --------  -------
party will be deemed to be a "Baker Investor" unless such party owns shares of
                              --------------
Baker Common Stock or Baker Options on or after the date hereof (but prior to the Closing), and no such party will be deemed to be a "Management Investor"
                                                        -------------------
unless such party (i) is an employee or director of Baker on or after the date hereof (but prior to the Closing) and (ii) owns shares of Baker Common Stock or Baker Options on or after the date hereof (but prior to the Closing). In the event any such party is added as an Investor under this Agreement, the aggregate amount reflected on Schedule IV as being invested in the Company
                              -----------
by BRS will be reduced by the amount proposed to be invested or rolled over by such additional Investor, with such reduction being allocated from and among the types of Surviving Corporation Securities as agreed between BRS and such party, and Schedule IV will be deemed to have been amended accordingly. Notwithstanding
    -----------
the immediately preceding sentence, BRS will be permitted to reduce its investment in Company Securities or Surviving Corporation Common Stock, as the case may be, in amounts to be agreed between BRS and certain Management Investors (other than Messrs. Hellman, Cortopassi and Hedrick) and allocate the amount of such reduction to such Management Investors as agreed between BRS and such Management Investors.

                (b) Except for amendments contemplated by paragraph (a) above, which may be unilaterally effected by the Company in its discretion, any of the provisions of this Agreement may be amended or modified pursuant to a writing executed by the Company and those Investors who together will be purchasing a majority of the equity interests of the Company to be purchased hereunder (based on the total dollar amounts committed by such Investors as reflected on Schedule
                                                                        --------
I); provided, however, that (i) Sections 1.6, 2.3, 2.2(b)(i), 2.2(b)(ii) and
-   --------  -------
2.12 cannot be amended in a manner adverse in any material respect to the Management Investors, and (ii) no amendment of the terms set forth on Schedule
                                                                      --------
VI or Schedule VII that adversely affects the Management Investors in a manner
--    -------------
different from other Investors will be effective, in either case without the written consent of those Management Investors (as such group is constituted on the date of this Agreement) who will be purchasing a majority of the equity interests of the Company to be purchased hereunder by the Management Investors (based on the total dollar amounts committed by such Management Investors as reflected on Schedule I).
             ----------

                (c) Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(iii) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                (d) The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          2.3.  Termination.  This Agreement will terminate and be of no further
                ------------
force and effect (i) by the written mutual consent of the parties hereto, (ii) upon termination of the Merger Agreement in accordance with its terms or (iii) unless otherwise determined by BRS, on

May 31, 2001. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          2.4.  Assignment; Successors and Assigns; Entire Agreement.  This
                ----------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but no party hereunder may assign its rights or obligations hereunder without the prior written consent of BRS. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Original Agreement, and this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          2.5.  Severability.  In the event that any provision of this Agreement
                ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          2.6.  Notices.  All notices provided for or permitted hereunder shall
                -------
be made in writing by hand-delivery, registered or certified first-class mail, telex, fax or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                If to the Company:

                c/o Bruckmann, Rosser, Sherrill & Co., L.P.
                126 East 56th Street, 29th Floor
                New York, New York 10022
                Attention: Harold O. Rosser, II
                Fax: 212-521-3799

                with a copy to:

                Dechert
                4000 Bell Atlantic Tower
                1717 Arch Street
                Philadelphia, PA 19103
                Attention: Carmen J. Romano, Esq.
                           David S. Denious, Esq.
                Fax: 215-994-2222

          If to any Investor to its address as listed on the signature pages hereof.

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if faxed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          2.7.  Governing Law.  The validity, performance, construction and
                -------------
effect of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, regardless of the laws that might otherwise govern under principles of conflicts of law applicable thereto.

          2.8.  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

          2.9.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          2.10. Further Assurances.  Each party shall cooperate and take such
                ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          2.11. Pronouns.  Whenever the context may require, any pronouns used
                --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          2.12. Maximum Liability.  The maximum liability of any Investor for a
                -----------------
breach of this Agreement shall be limited to the amount set forth next to its name on Schedule I hereto.
        ----------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                      MANHATTAN ACQUISITION CORP.

                      By: /s/ Harold O. Rosser
                          -----------------------------------------------
                              Name:  Harold O. Rosser
                              Title: President

                      BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.
                      By BRSE, L.L.C., its general partner


                      By: /s/ Harold O. Rosser
                          -----------------------------------------------
                              Name:  Harold O. Rosser
                              Title: Managing Director

                      /s/ Laurence B. Mindel
                      ---------------------------------------------------
                      Laurence B. Mindel

                      Address:  Il Fornaio
                                770 Tamalpais Drive, #400
                                Corte Madera, CA 94925

                      /s/ Michael J. Hislop
                      ---------------------------------------------------
                      Michael J. Hislop

                      Address:  Il Fornaio
                                770 Tamalpais Drive, #400
                                Corte Madera, CA 94925

                      /s/ Michael J. Beatrice
                      ---------------------------------------------------
                      Michael J. Beatrice

                      Address:  36 Mahogany Drive
                                San Rafael, CA 94903

                      /s/ Peter P. Hausback
                      ---------------------------------------------------
                      Peter P. Hausback

                      Address:  Il Fornaio
                                770 Tamalpais Drive, #400
                                Corte Madera, CA 94925


                      /s/ F. Warren Hellman
                      ---------------------------------------------------
                      F. Warren Hellman

                      Address:  Hellman & Friedman L.L.C.
                                One Maritime Plaza, 12th Floor
                                San Francisco, CA 94111


                      /s/ Dean A. Cortopassi
                      ---------------------------------------------------
                      Dean A. Cortopassi

                      Address:  San Tomo Group
                                11280 N. Alpine Rd.
                                Stockton, CA 95212


                      /s/ W. Scott Hedrick
                      ---------------------------------------------------
                      W. Scott Hedrick

                      Address:  InterWest Partners
                                3000 Sand Hill Road
                                Bldg. Three, Ste. 255
                                Menlo Park, CA 94025

                      /s/ Carlo Veggetti
                      ---------------------------------------------------
                      Carlo Veggetti

                      Address:   c/o Mrs. Flavia Alberti
                                 C.S. P.B.
                                 Casella Postale 2836
                                 CH-6900 Lugano
                                 Suisse

                                                                      Schedule I
                                                                      ----------

                         Investors and Purchase Price
                         ----------------------------



Name of Investor                                                  Purchase Price
----------------                                                  --------------

Bruckmann, Rosser, Sherrill & Co. II, L.P.                        $29,553,723


Laurence B. Mindel (1) (2)                                        $ 2,000,000
Michael J. Hislop (1) (2)                                         $ 2,900,000
Michael J. Beatrice (1) (2)                                       $   396,398
Peter P. Hausback (1) (2)                                         $    25,000
F. Warren Hellman (1) (2)                                         $ 2,007,581
Dean A. Cortopassi (1) (2)                                        $ 1,740,241
W. Scott Hedrick (1) (2)                                          $   260,431
Carlo Veggetti (1)                                                $ 1,116,626

(1)  Denotes Baker Investor
(2)  Denotes Management Investor

                                                                     Schedule II
                                                                     -----------

                                Section 1.1(a)
                                --------------

                          Shares of Baker         Shares of Baker         Shares of Baker         Shares of Baker
Name of Baker            Common Stock Being      Series A Preferred      Series B Preferred      Series C Preferred
Investor                     Exchanged          Stock Being Received    Stock Being Received    Stock Being Received
--------                     ---------          --------------------    --------------------    --------------------

Laurence B. Mindel             96,677                  71,429                   7,391                  17,857

F. Warren Hellman             137,854                  71,699                  48,230                  17,925

Dean A. Cortopassi            117,794                  62,151                  40,105                  15,538

W. Scott Hedrick               14,879                   9,301                   3,253                   2,325

Carlo Veggetti                 79,759                  39,880                  29,910                   9,970

                                                                    Schedule III
                                                                    ------------


                                 Section 1.1(b)
                                 --------------

                                                                   Number of Shares of       Number of Shares of
                                                                  Surviving Corporation     Surviving Corporation
                                                                   Series A Preferred       Series B Preferred
                                                                  Stock for which the       Stock for which the
                            Baker Options                        Surviving Corporation     Surviving Corporation
Name of Baker                   Being         Value of Options     Series A Option is       Series B Option is      Average Exercise
Investor                      Exchanged       Being Exchanged        Exercisable(2)           Exercisable(2)              Price
-----------------------  -------------------  ----------------  ------------------------  -----------------------   ----------------
Laurence B. Mindel(1)           97,278           $  646,525                   0                    97,278                 $7.35

Michael J. Hislop(1)           267,105           $2,537,500                152,632                114,474                 $4.50

Michael J. Beatrice(1)          38,539           $  346,848                 22,022                 16,517                 $5.00

Peter P. Hausback(1)             2,407           $   21,875                  1,375                  1,032                 $4.91

F. Warren Hellman               10,500           $   77,625                   0                    10,500                 $6.61

Dean A. Cortopassi              12,000           $   91,125                   0                    12,000                 $6.41

W. Scott Hedrick                 7,500           $   52,125                   0                     7,500                 $7.05

     (1) The number of options being exchanged, but not the aggregate value, may vary, which would cause (i) the number of shares of Surviving Corporation Series A Preferred Stock for which the Surviving Corporation Series A Option is exercisable and the number of shares of Surviving Corporation Series B Preferred Stock for which the Surviving Corporation Series B Option is exercisable to be adjusted so that the number of options being exchanged and the number of shares for which the options to be received are exercisable would maintain a ratio of 1:1 and (ii) the average exercise price set forth above to be adjusted so that it would represent a weighted average of the exercise prices of the options actually being exchanged.

     (2) A right to payment from the Surviving Corporation shall accrue with respect to each of the Surviving Corporation Series A Options and the Surviving Corporation Series B Options (collectively, "Options") (such accrual, the "Special Accrual") at a rate equal to the dividend rate (as
                   ---------------
     set forth for the applicable series of preferred stock in the certificate of incorporation of the Surviving Corporation) per share of the applicable series of preferred stock of the Surviving Corporation (an "Option Share")
                                                                 ------------
     issuable upon exercise of such Option on the amount equal to (i) the Liquidation Preference (as defined in the certificate of incorporation of the Surviving Corporation) for each such Option Share less (ii) the
                                                           ----
     exercise price of such Option, in each case as in effect from time to time. The Special Accrual will accrue at the same time and in the same manner as the dividends which accrue after the date hereof on each outstanding share of Surviving Corporation Series A Preferred Stock or of Series B Preferred Stock, as the case may be, as set forth in the certificate of incorporation of the Surviving Corporation. Subject to the terms of any loan, indenture, or other credit agreement for indebtedness for borrowed money incurred by the Surviving Corporation, the Special Accrual for each Option shall be paid to the holder upon the exercise of such Option, such payment to be made, at the option of the Surviving Corporation, in the form of cash or a reduction in the exercise price otherwise payable by the holder to the Surviving Corporation, in connection with such exercise. For the avoidance of doubt, the amount of the Special Accrual on any Option shall not exceed the amount theretofore paid on the underlying share of preferred stock.

                                                                     Schedule IV
                                                                     -----------
                                 Section 1.1(c)
                                 --------------

                                 Shares of Surviving Corporation            Aggregate
Name of Baker Investor            Common Stock Being Purchased            Purchase Price
----------------------            ----------------------------            --------------
Michael J. Hislop                          25,893                            $362,500

Michael J. Beatrice                         3,539                            $ 49,550

Peter P. Hausback                             223                            $  3,125

                                                                      Schedule V
                                                                      ----------

                                  Section 1.2
                                  -----------

                      Shares of Surviving            Shares of Surviving
                      Corporation Series A           Corporation Series B            Shares of Surviving
                    Preferred Stock Received    Preferred Stock Received upon      Corporation Common Stock
                   upon Conversion of Certain           Conversion of            Received upon Conversion of
Name of Other       Company Securities Being      Certain Company Securities      Certain Company Securities       Aggregate
 Investors                 Purchased                   Being Purchased                 Being Purchased           Purchase Price
----------------  ----------------------------  ------------------------------  ------------------------------  ----------------
BRS(1)                   1,055,490                         791,618                         263,873                $29,553,723

     (1) It is currently expected that, subject to the satisfaction of certain conditions, BancBoston Capital, Inc. or its affiliate will invest $2,000,000 in the Surviving Corporation, which investment would consist of 71,429 shares of Surviving Corporation Series A Preferred, 53,571 shares of Surviving Corporation Series B Preferred and 17,857 shares of Surviving Corporation Common. If such investment is completed, BRS' holdings in the Surviving Corporation, which arise upon conversion of the securities listed above in the Merger, would be reduced accordingly.

                                                                     Schedule VI
                                                                     -----------


             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
            SERIES A 13.0% CUMULATIVE COMPOUNDING PREFERRED STOCK,
           SERIES B 13.5% CUMULATIVE COMPOUNDING PREFERRED STOCK AND
                           SERIES C PREFERRED STOCK

                                      OF

                       IL FORNAIO (AMERICA) CORPORATION

          Il Fornaio (America) Corporation, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

          RESOLVED, that pursuant to Article IV of the Certificate of Incorporation, as amended (which authorizes 5,000,000 shares of Preferred Stock, par value $.00l per share, none of which shares is issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights, qualifications, limitations and restrictions of three series of Preferred Stock, consisting of 2,000,000 shares to be designated Series A 13.0% Cumulative Compounding Preferred Stock and 1,500,000 shares to be designated Series B 13.5% Cumulative Compounding Preferred Stock and 1,000,000 shares to be designated Series C Preferred Stock.

          RESOLVED, that the holders of Series A 13.0% Cumulative Compounding Preferred Stock, Series B 13.5% Cumulative Compounding Preferred Stock and Series C Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences. Certain capitalized terms used in this Certificate of Designation are defined in paragraph D hereof.

          A.   Series A 13.0% Cumulative Compounding Preferred Stock.
               -----------------------------------------------------

               1.   Designation of Series, Number of Shares.  The first series
                    ---------------------------------------
of Preferred Stock shall be designated as Series A 13.0% Cumulative Compounding Preferred Stock ("Series A Preferred Stock"), and the number of shares which
                  ------------------------
shall constitute such series shall be 2,000,000. The par value of Series A Preferred Stock shall be $.001 per share.

               2.   Rank.  With respect to dividend rights and rights on
                    ----
liquidation, winding up and dissolution of the Corporation, Series A Preferred Stock shall rank (a) senior to (i) all classes of Common Stock of the Corporation; (ii) the Series B 13.5% Cumulative Compounding Preferred Stock, par value $.001 per share ("Series B Preferred Stock"); (iii) the
                        ------------------------

Series C Preferred Stock, par value $.001 per share ("Series C Preferred
                                                      ------------------
Stock"); and (iv) each other class of capital stock or class or series of
-----
preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i), (ii), (iii) and (iv) collectively referred to as "Series A Junior Securities"), (b) on a parity with each other class of capital
 --------------------------
stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series A Preferred Stock or senior to Series A Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series A Parity Securities"), and
                                              --------------------------
(c) junior to each other class of capital stock or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series A Senior Securities").
                --------------------------

               3.   Dividends.
                    ---------

                    (a) Each Holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate per annum equal to 13.0% of the Liquidation Preference of such share. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series A Preferred Stock, and shall be payable annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of such Series A Preferred Stock. Each dividend on Series A Preferred Stock shall be payable to the Holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten nor more than 60 days prior to the applicable Dividend Payment Date. In the event of the repurchase of any shares of Series A Preferred Stock, dividends shall cease to accrue in respect of shares of Series A Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends in cash; provided, that such dividends shall continue to cumulate and shall be paid at the time of repurchase, in the event of their repurchase, as provided herein if not earlier declared and paid.

                    (b) All dividends paid with respect to shares of Series A Preferred Stock pursuant to paragraph A(3)(a) shall be paid pro rata to the Holders entitled thereto.

                    (c) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the

Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

                    (d) No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series A Parity Securities for any period, and no Series A Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series A Preferred Stock and Series A Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends or distributions on, or such repurchase or redemption of, such Series A Parity Securities (the "Series A
                                                                   --------
Parity Payment Date") and (ii) an amount equal to a prorated dividend on the
-------------------
Series A Preferred Stock and Series A Parity Securities at the customary dividend rates for such securities for the period from the Dividend Payment Date immediately prior to the Series A Parity Payment Date to the Series A Parity Payment Date have been paid or set apart for payment. In the event that such dividends are not paid in full or set apart for payment with respect to all outstanding shares of Series A Preferred Stock and of any Series A Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Series A Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

                    (e) The Holders of Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series A Junior Securities, so that if at any time full Accumulated Dividends on all shares of Series A Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series A Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series A Junior Payment Date (as defined below) to the Series A Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series A Junior Securities (the date of any such actions to be referred to as the "Series A Junior Payment
                                                        -----------------------
Date"); provided, however, that the foregoing shall not (i) prohibit the
----    --------  -------
Corporation from repurchasing shares of Series A Junior Securities from a Holder who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series A Junior Securities payable in Series A Junior Securities and cash in lieu of fractional shares of such Series A Junior Securities.

                    (f) Dividends payable on Series A Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

                    (g) The Corporation shall not claim any deduction from gross income for dividends paid on Series A Preferred Stock in any Federal income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At
                                       ----
the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue Service of a request for a ruling that the dividends paid on Series A Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(l) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series A Preferred Stock. To the extent possible, the principles of this paragraph A(3)(g) shall also apply with respect to state and local income taxes.

               4.   Liquidation Preference.
                    ----------------------

                    (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share, plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution, or winding up, before any distribution is made on any Series A Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series A Preferred Stock and all other Series A Parity Securities would not result in payment in full of Series A Preferred Stock and such other Series A Parity Securities, the Holders of Series A Preferred Stock and holders of Series A Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled. After payment in full pursuant to this paragraph A(4)(a), the Holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                    (b) For the purposes of paragraph A(4)(a), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation; provided, however, that any
                                                  --------  -------
consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the business of the Corporation within the meaning of this paragraph A(4)(b) if, (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by Holders of the Series A Preferred Stock with respect to liquidation or dividends or (ii) the Holders of the Series A Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock.

               5.   Redemption.  (a) The Company shall not have the right nor
                    ----------
the power to, and the Holders shall not have the right to require the Company to, redeem any shares of Series A Preferred Stock. Notwithstanding the foregoing, this paragraph A(5) shall not prohibit the Corporation from acquiring from any Holder, with such Holder's consent, any shares of Series A Preferred Stock held by such Holder.

                    (b) Subject to the proviso in paragraph A(3)(e), no sum shall be set aside for or applied by the Corporation to the purchase, redemption, or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time when any shares of Series A Preferred Stock or any Series A Parity Securities are outstanding unless, prior to the Corporation's setting aside or applying such sum to the purchase, redemption, or other acquisition of any shares of Series A Junior Securities, all shares of Series A Preferred Stock and Series A Parity Securities shall have been purchased or otherwise acquired for value by the Corporation (and the price in respect thereof paid or set aside for payment).

               6.   Voting Rights.
                    -------------

                    (a) The Holders of Series A Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation and except that without the written consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the Holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the Holders of Series A Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series A Preferred Stock; provided, however, that any such
                                             --------  -------
amendment that
changes the dividend payable on, or Liquidation Preference of, the Series A Preferred Stock shall require the affirmative vote of the Holder of each share of Series A Preferred Stock at a meeting of such Holders called for such purpose or the written consent of the Holder of each share of Series A Preferred Stock.

                    (b) In any case in which the Holders of Series A Preferred Stock shall be entitled to vote, each Holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held unless otherwise required by applicable law.

               7.   Conversion or Exchange.  The Holders of Series A Preferred
                    ----------------------
Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

               8.   Reissuance of Series A Preferred Stock.  Shares of Series A
                    --------------------------------------
Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series A Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series A Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

          B.   Series B 13.5% Cumulative Compounding Preferred Stock.
               ------------------------------------------------------

               1.   Designation of Series, Number of Shares. The second series
                    ---------------------------------------
of Preferred Stock shall be designated as Series B 13.5% Cumulative Compounding Preferred Stock ("Series B Preferred Stock"), and the number of shares which
                  ------------------------
shall constitute such series shall be 1,500,000. The par value of Series B Preferred Stock shall be $.00l per share.

               2.   Rank.  With respect to dividend rights and rights on
                    ----
liquidation, winding up and dissolution of the Corporation, Series B Preferred Stock shall rank (a) senior to (i) all classes of Common Stock of the Corporation; (ii) the Series C Preferred Stock; and (iii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i), (ii) and (iii) collectively referred to as "Series B Junior Securities"), (b) on a parity with
                             --------------------------
each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series B Preferred Stock or senior to Series B Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series B Parity Securities"), and (c) junior to (i) the Series A
                --------------------------
Preferred Stock and (ii) each other class of capital stock or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series B Senior Securities").
                --------------------------

               3.   Dividends.
                    ---------

                    (a) Each Holder of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series B Preferred Stock at a rate per annum equal to 13.5% of the Liquidation Preference of such share. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series B Preferred Stock, and shall be payable annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of such Series B Preferred Stock. Each dividend on Series B Preferred Stock shall be payable to the Holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten nor more than 60 days prior to the applicable Dividend Payment Date. In the event of the repurchase of any shares of Series B Preferred Stock, dividends shall cease to accrue in respect of shares of Series B Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends in cash; provided, that such dividends shall continue to cumulate and shall be paid at the time of repurchase, in the event of their repurchase, as provided herein if not earlier declared and paid.

                    (b) All dividends paid with respect to shares of Series B Preferred Stock pursuant to paragraph B(3)(a) shall be paid pro rata to the Holders entitled thereto.

                    (c) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 30 days prior to the payment of such dividends.

                    (d) No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series B Parity Securities for any period, and no Series B Parity Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series B Preferred Stock and Series B Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends or distributions on, or such repurchase or redemption of, such Series B Parity Securities (the "Series B
                                                                   --------
Parity Payment Date") and (ii) an amount equal to a prorated
-------------------
dividend on the Series B Preferred Stock and Series B Parity Securities at the customary dividend rates for such securities for the period from the Dividend Payment Date immediately prior to the Series B Parity Payment Date to the Series B Parity Payment Date have been paid or set apart for payment. In the event that such dividends are not paid in full or set apart for payment with respect to all outstanding shares of Series B Preferred Stock and of any Series B Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to the holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B Preferred Stock and of any Series B Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

                    (e) The Holders of Series B Preferred Stock shall be entitled to receive the dividends provided for in paragraph B(3)(a) hereof in preference to and in priority over any dividends upon any of the Series B Junior Securities, so that if at any time full Accumulated Dividends on all shares of Series B Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series B Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Series B Junior Payment Date (as defined below) to the Series B Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series B Junior Securities (the date of any such actions to be referred to as the "Series B Junior Payment
                                                        -----------------------
Date"); provided, however, that the foregoing shall not (i) prohibit the
----    --------  -------
Corporation from repurchasing shares of Series B Junior Securities from a Holder who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series B Junior Securities payable in Series B Junior Securities and cash in lieu of fractional shares of such Series B Junior Securities.

                    (f) Dividends payable on Series B Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

                    (g) The Corporation shall nor claim any deduction from gross income for dividends paid on Series B Preferred Stock in any Federal Income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(l) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue

Service of a request for a ruling that the dividends paid on Series B Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(l) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series B Preferred Stock. To the extent possible, the principles of this paragraph B(3)(g) shall also apply with respect to state and local income taxes.

               4.   Liquidation Preference.
                    ----------------------

                    (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share, plus an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up, before any distribution is made on any Series B Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series B Preferred Stock and all other Series B Parity Securities would not result in payment in full of Series B Preferred Stock and such other Series B Parity Securities, the Holders of Series B Preferred Stock and holders of Series B Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled. After payment in full pursuant to this paragraph B(4)(a), the Holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                    (b) For the purposes of paragraph B(4)(a), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation; provided,
                                                                     --------
however, that any consolidation or merger of the Corporation in which the
-------
Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph B(4)(b) if, (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series B Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series B Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series B Preferred Stock.

               5.   Redemption.  (a) The Company shall not have the right nor
                    ----------
the power to, and the Holders shall not have the right to require the Company to, redeem any shares of Series B Preferred Stock. Notwithstanding the foregoing, this paragraph B(5) shall not prohibit the Corporation from acquiring from any Holder, with such Holder's consent, any shares of Series B Preferred Stock held by such Holder.

                    (b) Subject to the proviso in paragraph B(3)(e), no sum shall be set aside for or applied by the Corporation to the purchase, redemption, or other acquisition for value of any shares of Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) at any time when any shares of Series B Preferred Stock or any Series B Parity Securities are outstanding unless, prior to the Corporation's setting aside or applying such sum to the purchase, redemption, or other acquisition of any shares of Series B Junior Securities, all shares of Series B Preferred Stock and Series B Parity Securities shall have been purchased or otherwise acquired for value by the Corporation (and the price in respect thereof paid or set aside for payment).

               6.   Voting Rights.
                    -------------

                    (a) The Holders of Series B Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation and except that without the written consent of the Holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of the Holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the Holders of Series B Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series B Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series B Preferred Stock; provided, however, that any such
                                             --------  -------
amendment that changes the dividend payable on, or Liquidation Preference of, the Series B Preferred Stock shall require the affirmative vote of the Holder of each share of Series B Preferred Stock at a meeting of such Holders called for such purpose or the written consent of the Holder of each share of Series B Preferred Stock.

                    (b) In any case in which the Holders of Series B Preferred Stock shall be entitled to vote, each Holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held unless otherwise required by applicable law.

               7.   Conversion or Exchange.  The Holders of Series B Preferred
                    ----------------------
Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.


          8.   Reissuance of Series B Preferred Stock.  Shares of Series B
               --------------------------------------
Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series B Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series B Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

     C.   Series C Preferred Stock.
          -------------------------

          1.   Designation of Series, Number of Shares.  The third series of
               ---------------------------------------
Preferred Stock shall be designated as Series C Preferred Stock ("Series C
                                                                  --------
Preferred Stock"), and the number of shares which shall constitute such series
---------------
shall be 1,000,000. The par value of Series C Preferred Stock shall be $.001 per share.

          2.   Rank.  With respect to dividend rights and rights on liquidation,
               ----
winding up and dissolution of the Corporation, Series C Preferred Stock shall rank (a) senior to (i) all classes of Common Stock of the Corporation; and (ii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i) and (ii) collectively referred to as "Series C Junior Securities"), (b) on a parity with
                             --------------------------
each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series C Preferred Stock or senior to Series C Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as

"Series C Parity Securities"), and (c) junior to (i) the Series A Preferred
---------------------------
Stock, (ii) the Series B Preferred Stock and (iii) each other class of capital stock or other class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank senior to Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Series C Senior Securities").
                                                 --------------------------

          3.   Dividends.
               ---------

               (a) Each Holder of Series C Preferred Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors, out of funds legally available therefor. All dividends declared with respect to shares of Series C Preferred Stock pursuant to this paragraph C(3)(a) shall be paid pro rata to the Holders entitled thereto.

               (b) The Holders of Series C Preferred Stock shall be entitled to receive the dividends provided for in paragraph C(3)(a) hereof in preference to and in priority over any dividends upon any of the Series C Junior Securities, so that if at any time full Accumulated Dividends on shares of Series C Preferred Stock then outstanding have been declared but not paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series C Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Series C Junior Securities (the date of any such actions to be referred to as the "Series C Junior Payment Date"); provided, however, that the
                    ----------------------------    --------  -------
foregoing shall not (i) prohibit the Corporation from repurchasing shares of Series C Junior Securities from a Holder who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series C Junior Securities payable in Series C Junior Securities and cash in lieu of fractional shares of such Series C Junior Securities.

               (c) The Corporation shall not claim any deduction from gross income for dividends paid on Series C Preferred Stock in any Federal Income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service, and shall make any election or take any similar action to effectuate the foregoing except, in each case, if there shall be a change in law such that the Corporation may claim such dividends as deductions from gross income without affecting the ability of the Holders to claim the dividends received deduction under Section 243(a)(l) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision). At the reasonable request of any Holder (and at the expense of such Holder), the Corporation shall join in the submission to the Internal Revenue Service of a request for a ruling that the dividends paid on Series C Preferred Stock shall be eligible for the dividends received deduction under Section 243(a)(l) of the Code (or any successor provision). In addition, the Corporation shall cooperate with any Holder (at the expense of such Holder) in any litigation, appeal or other proceeding relating to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision) of any dividends (within the meaning of Section 316(a) of the Code or any successor provision) paid on Series C Preferred Stock. To the extent possible, the principles of this paragraph C(3)(c) shall also apply with respect to state and local income taxes.

          4.   Liquidation Preference.
               ----------------------

               (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference per share, before any distribution is made on any Series C Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series C Preferred Stock and all other Series C Parity Securities would not result in payment in full of Series C Preferred Stock and such other Series C Parity Securities, the Holders of Series C Preferred Stock and holders of Series C Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full Liquidation Preference to which each is entitled. After payment in full pursuant to this paragraph C(4)(a), the Holders of Series C Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

               (b) For the purposes of paragraph C(4)(a), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Corporation; provided, however, that any
                                                  --------  -------
consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph C(4)(b) if, (i) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series C Preferred Stock with respect to liquidation or dividends or (ii) the holders of the Series C Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series C Preferred Stock.

          5.   Redemption.  The Company shall not have the right nor the power
               ----------
to, and the Holders shall not have the right to require the Company to, redeem any shares of Series C Preferred Stock. Notwithstanding the foregoing, this Paragraph C(5) shall not prohibit the Corporation from acquiring from any Holder, with such Holder's consent, any shares of Series C Preferred Stock held by such Holder.

          6.   Voting Rights.
               -------------

               (a) The Holders of Series C Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation and except that without the written consent of the Holders of a majority of the outstanding shares of

Series C Preferred Stock or the vote of the Holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the Holders of Series C Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series C Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series C Preferred Stock; provided, however, that any such
                                             --------  -------
amendment that changes the dividend payable on, or Liquidation Preference of, the Series C Preferred Stock shall require the affirmative vote of the Holder of each share of Series C Preferred Stock at a meeting of such Holders called for such purpose or the written consent of the Holder of each share of Series C Preferred Stock.

               (b) In any case in which the Holders of Series C Preferred Stock shall be entitled to vote, each Holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock held unless otherwise required by applicable law.

          7.   Conversion or Exchange.  Except as otherwise set forth in the
               ----------------------
Agreement and Plan of Merger between the Corporation and Manhattan Acquisition
Corp., dated as of November 15, 2000, as amended as of January    , 2001, the
Holders of Series C Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

          8.   Reissuance of Series C Preferred Stock.  Shares of Series C
               --------------------------------------
Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, it being understood that the Corporation may reissue shares of Series C Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or a subsidiary of the Corporation) so long as such reissued shares of Series C Preferred Stock are reissued to a person who is an employee or director of the Corporation (or a subsidiary of the Corporation) at the time of such reissue.

     D.   Certain Additional Provisions.
          ------------------------------

          1.   Business Day.  If any payment shall be required by the terms
               ------------
hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          2.   Reports.  So long as any shares of Preferred Stock remain
               -------
outstanding, the Corporation shall send to the Holders of such Preferred Stock at their addresses as set forth on the stock register of the Corporation all quarterly and annual reports sent to holders of Common Stock of the Corporation.

          3.   Method of Payment.  Preferred Stock shall be payable as to
               -----------------
Liquidation Preference, dividends, redemption payments, cash in lieu of fractional shares or other payments at the office of the Corporation maintained for such purpose or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders at their addresses set forth in the stock register of the Corporation.

          4.   Prohibitions and Restrictions Imposed by Senior Securities and
               --------------------------------------------------------------
Indebtedness.  To the extent that any action required to be taken by the
-------------
Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of Series A Senior Securities, Series B Senior Securities, Series C Senior Securities or any contract or instrument to which the Corporation is a party in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

          5.   Reservation of Right.  The Board of Directors of the Corporation
               --------------------
reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation of the Corporation.

     E.   Definitions.  As used in this Certificate of Designation, the
          -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Accumulated Dividends" means (i) with respect to any share of Series
           ---------------------
A Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, (ii) with respect to any share of Series B Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, (iii) with respect to any share of Series C Preferred Stock, the dividends that have been declared on such share as of such specific date and that have not previously been paid in cash and (iv) with respect to any Parity Security, the dividends that have accrued and are due on such security as of such specific date.

          "Annual Dividend Period" means the annual period commencing on each
           ----------------------
_______ and ending on the following Dividend Payment Date, respectively.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banking institutions in New York City are authorized by law or executive order to close.

          "Capital Stock" means any and all shares, interests, participations,
           -------------
rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

          "Dividend Payment Date" means ________ of each year.
           ---------------------

          "Dividend Period" means the Initial Dividend Period and, thereafter,
           ---------------
each Annual Dividend Period.

          "Holder" means a holder of shares of Preferred Stock.
           ------

          "Initial Dividend Period" means the dividend period commencing on the
           -----------------------
Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "Issue Date" means (i) with respect to the Series A Preferred Stock,
           ----------
the date on which shares of Series A Preferred Stock are first issued by the Corporation, and (ii) with respect to the Series B Preferred Stock, the date on which shares of Series B Preferred Stock are first issued by the Corporation.

          "Liquidation Preference" means, on any specific date, with respect to
           ----------------------
any share of Preferred Stock, the sum of (i) $14.00 per share plus (ii) the Accumulated Dividends with respect to such share.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

          "Preferred Stock" means Series A Preferred Stock, Series B Preferred
           ---------------
Stock and Series C Preferred Stock.

          "Series A Junior Payment Date" has the meaning given to such term in
           ----------------------------
A(3)(e).

          "Series A Junior Securities" has the meaning given to such term in
           --------------------------
paragraph A(2).

          "Series A Parity Payment Date" has the meaning given to such term in
           ----------------------------
A(3)(d).

          "Series A Parity Securities" has the meaning given to such term in
           --------------------------
paragraph A(2).

          "Series A Preferred Stock" has the meaning given to such term in
           ------------------------
paragraph A(1).

          "Series A Senior Securities" has the meaning given to such term in
           --------------------------
paragraph A(2).

          "Series B Junior Payment Date" has the meaning given to such term in
           ----------------------------
B(3)(e).

          "Series B Junior Securities" has the meaning given to such term in
           --------------------------
paragraph B(2).

          "Series B Parity Payment Date" has the meaning given to such term in
           ----------------------------
paragraph B(3)(d).

          "Series B Parity Securities" has the meaning given to such term in
           --------------------------
paragraph B(2).

          "Series B Preferred Stock" has the meaning given to such term in
           ------------------------
paragraph B(1).

          "Series B Senior Securities" has the meaning given to such term in
           --------------------------
paragraph B(2).

          "Series C Junior Securities" has the meaning given to such term in
           --------------------------
paragraph C(2).

          "Series C Parity Securities" has the meaning given to such term in
           --------------------------
paragraph C(2).

          "Series C Preferred Stock" has the meaning given to such term in
           ------------------------
paragraph C(1).

          "Series C Senior Securities" has the meaning given to such term in
           --------------------------
paragraph C(2).

          IN WITNESS WHEREOF, Il Fornaio (America) Corporation. has caused this Certificate of Designation, Preferences and Rights of Series A 13.0% Cumulative Compounding Preferred Stock, Series B 13.5% Cumulative Compounding Preferred Stock and Series C Preferred Stock to be duly executed by its President this ___ day of ___________, 2001.



                                         By__________________________
                                              Michael J. Hislop
                                              President

                                                                    Schedule VII
                                                                    ------------


         Terms of Securities Holders and Registration Rights Agreements
         --------------------------------------------------------------


Restrictions on Transfer:            Except for Permitted Transfers, securities
                                     of the Surviving Corporation may not be
                                     transferred (including by assignment,
                                     pledge, hypothecation, by operation of law, proxy or voting agreement or similar arrangement) without the prior written consent of the holders of 50% of the then outstanding Common Stock of the Surviving
                                     Corporation (the "Requisite Holders").

Permitted Transfers:                 Permitted Transfers will include (i) sales
                                     pursuant to an Approved Sale, (ii) sales pursuant to the exercise of Tag-Along
                                     Rights, (iii) sales or other transfers to affiliated individuals or entities (in respect of stockholders who are entities) or for estate planning purposes or (iv) pursuant to exercise of registration rights or, following an Initial Public Offering, sales under Rule 144 under the Securities
                                     Act.

Approved Sale:                       In the event the Requisite Holders approve
                                     the sale of the Company, each holder of
                                     securities of the Surviving Corporation
                                     will consent to and cooperate with the sale and, if such sale is structured as a sale of stock, will sell its shares of stock and other equity securities on the terms approved by the Requisite Holders.

Tag Along Rights:                    Subject to customary exceptions, BRS will
                                     not sell any shares of Common Stock without offering other stockholders of the
                                     Surviving Corporation the opportunity to sell shares on a pro rata basis and on equal terms.

Voting Agreement:                    Each holder of securities will agree to
                                     vote all shares of voting capital stock or other voting securities so as to maintain a board of directors of the Surviving Corporation (and any subsidiaries) having a majority of directors designated by BRS.

Vesting: Shares of Preferred or Common Stock (and/or options to purchase such shares or other securities) granted to employee investors (not to include any shares or options purchased under Section 1.1 of this Agreement) will be subject to vesting restrictions to include, in the case of restricted shares, a purchase option in favor of the Surviving Corporation in the event of termination of the investor's employment at a price equal to the investor's original cost (or, if lower, fair market value (determined by the Surviving Corporation in good faith)) with respect to unvested shares.

Management Buy-Back:                 The Surviving Corporation will have the
                                     option to purchase any vested securities of an employee investor following termination of employment for a fair market value price
                                     (determined by the Surviving Corporation in good faith, it being understood that any such valuation will be without any discount based on minority ownership).

Right of First Refusal:              The Surviving Corporation will have a right
                                     of first refusal on any transfer of
                                     securities by an employee investor, except for Permitted Transfers.

Initial Public Offering:             An Initial Public Offering will be defined
                                     as an underwritten public offering of
                                     shares of Common Stock by the Surviving
                                     Corporation (other than an offering to
                                     employees or existing investors or in
                                     connection with any acquisition or business combination, or an offering of a combination of debt and equity securities where the aggregate consideration received by the Surviving Corporation in respect of such equity securities does not exceed 20% of the aggregate consideration received by the Surviving Corporation in such offering) where the Surviving Corporation receives aggregate net proceeds of not less than $30,000,000.

Demand Registration Rights:          BRS will have demand registration rights.

Piggy-Back Registration Rights:      Following an Initial Public Offering, all
                                     Investors will have piggyback registration rights having equal priority in the event of a cutback by the managing underwriter
                                     (except that if the managing underwriter determines such a cutback is reasonably required for the success of the offering, shares of employee investors will be cutback before shares of other investors).

Lock-Up: In the event of any public offering by the Surviving Corporation, no investor will sell or otherwise transfer (including by pledge, short sale or other hedging transaction) any equity securities for a period of 180 days or such shorter period as is agreed to by the underwriter for such offering.

Modifications for Financing:         The foregoing shareholder arrangements may
                                     be modified at the Company's discretion in connection with any debt financing incurred by the Company, including to provide for redemption rights in respect of warrants issued to lenders. It is understood that some of the above provisions may not apply to equity securities issued to the Company's lenders.